Exhibit 99.1

For Immediate Release
News Release

Aspreva Pharmaceuticals Reports First Quarter 2005 Results and Provides Guidance

Victoria, B.C., Canada; May 12, 2005 - Aspreva Pharmaceuticals Corporation (NASDAQ: ASPV; TSX: ASV), an emerging pharmaceutical company focused on identifying, developing and commercializing new indications for approved drugs and drug candidates for underserved patient populations, today reported business and financial results for the first quarter ended March 31, 2005. Unless otherwise specified, all amounts are in U.S. dollars and are reported under U.S. GAAP.

 “Aspreva achieved several key milestones during the first quarter as we executed our ‘indication partnering’ strategy of developing new indications for approved drugs for underserved patient populations,” said Richard M. Glickman, Aspreva’s Chairman and Chief Executive Officer. “In February we filed an investigational new drug (IND) application with the U.S. Food and Drug Administration (FDA) for our phase III clinical program with CellCept (mycophenolate mofetil, or MMF) for the treatment of lupus nephritis. In March we successfully completed an initial public offering of common shares and began trading on both NASDAQ and the TSX. The proceeds from our initial public offering will fund three phase III clinical programs currently underway, life cycle expansion opportunities for CellCept, and continued business development. Aspreva continues to experience significant growth as we expand our organization to support the development of MMF in autoimmune indications and the business development efforts to secure a second partnership.”

For the first quarter of 2005, Aspreva reported a net loss of $9.0 million, or $0.46 per share. This compares with a net loss for the first quarter of 2004 of $2.0 million, or $0.17 per share. As at March 31, 2005, there were 34.0 million shares outstanding compared with 11.8 million shares outstanding as at March 31, 2004. Cash used in operating activities for the first quarter of 2005 was $9.6 million.

Beginning April 1, 2005, Aspreva is entitled to revenues under its collaboration agreement with Roche. The company expects revenues for the remainder of 2005 to be in excess of $45 million and to show a positive net income by the end of the year. Aspreva recorded no product revenues in either the first quarter of 2005 or 2004.

Tracking sales performance through the prescription level activity of a drug is standard practice within the industry. We believe a specialty subset of this data, which includes rheumatologists, dermatologists and neurologists, provides a good representation of the adoption trends for CellCept in autoimmune diseases in the United States. The outcome of this panel demonstrates a compounded annual growth rate of approximately 35% over the past two years. Although this speciality subset of data does not represent the total U.S. autoimmune business, we believe that it is a representative indicator for the performance of the drug in autoimmune diseases.

Research and development (R&D) expenses for the 2005 first quarter were $4.0 million compared to $782,000 for the first quarter 2004. The increase of $3.2 million was primarily due to higher salary and clinical expenses incurred in support of clinical development of MMF for autoimmune indications. The number of employees engaged in research and development increased from six at March 31, 2004 to 23 at March 31, 2005. Clinical and regulatory progress in the quarter included the filing of an IND for the phase III trial of MMF in the treatment of lupus nephritis, and continued patient accrual in phase III trials in pemphigus vulgaris and myasthenia gravis.

Marketing, general and administrative (MG&A) expenses for the first quarter 2005 were $5.4 million as compared to $435,000 for the first quarter 2004. This $5.0 million increase is due in part to higher salaries and related expenses as we increased the number of employees undertaking marketing, general and administrative activities from five at March 31, 2004 to 43 at March 31, 2005. Also impacting the quarter were costs associated with being a publicly-traded company, expenses related to market research and reimbursement studies, and expenses related to unrestricted medical education grants. MG&A costs are expected to increase throughout the year as the Company builds out United States and European operations and continues to hire additional employees.

The Company’s cash and short-term investments as of March 31, 2005 were $110.4 million, compared with $35.8 million as of December 31, 2004. This increase reflects net proceeds of $82.3 million related to the completion of the Company’s initial public offering on March 4, 2005 of 8.3 million shares at $11.00 per share, which includes the exercise of the underwriters’ over-allotment option of 1.1 million shares.

Conference Call
Aspreva will hold a web cast and conference call open to all interested parties to discuss first quarter business results on Thursday, May 12 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To access the live call or the archive via the Internet, please visit the Company’s website at www.aspreva.com in the Investors section. Alternatively, please dial 1-800-814-4859 (North America) or 1-416-640-4127 (International) to participate in the call. The call will be available for replay until Thursday May 19, 2005 by calling 1-416-640-1917 or 1-877-289-8525 and entering the pass code 21122676. The webcast will be available until Aspreva’s second quarter 2005 conference call.

About CellCept Agreement
In July 2003, Aspreva acquired exclusive worldwide rights (excluding Japan) through 2017 to CellCept from Hoffmann-La Roche Inc. and F. Hoffmann-La Roche Ltd. for the treatment of autoimmune diseases. CellCept is approved for marketing in the United States, European Union, Canada and other countries for the prevention of organ transplant rejection. Under the agreement Aspreva is responsible for clinical development of CellCept for autoimmune diseases, and will be responsible for sales and marketing upon regulatory approvals. Beginning in April 1, 2005, the two companies will share equally in the net sales of CellCept in non-transplant indications above a negotiated baseline amount of 134 million Swiss francs per year.

Currently Aspreva has three phase III clinical programs underway with CellCept, including myasthenia gravis (began April 2004, expected completion late 2006), pemphigus vulgaris (began outside the US in June 2004, expected completion early 2007) and lupus nephritis (IND filed February 2005, first patient expected to be dosed in second quarter 2005, and the induction phase of this trial expected to be completed in late 2006).

About Aspreva Pharmaceuticals

Aspreva is an emerging pharmaceutical company focused on identifying, developing and upon regulatory approval, commercializing new indications for approved drugs and late stage drug candidates for underserved patient populations. Aspreva's “indication partnering” strategy allows its partners to maintain core brand focus while extending the benefits of their medicines to a broader patient population. Aspreva is listed on the Nasdaq National Market under the trading symbol “ASPV” and on the Toronto Stock Exchange under the trading symbol “ASV”.

For further information please contact:

Sage Baker Director, Corporate Communications Aspreva Pharmaceuticals 250-744-2488 ext. 270 sbaker@aspreva.com

Certain statements in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Words such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward looking statements include, but are not limited to, those with respect to future product revenues, the use of net proceeds from our initial public offering, the amount and timing of expenditures to complete clinical trials and the completion date for clinical trials. These forward-looking statements are only predictions based upon our current expectations, and actual events or results may differ materially. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that future sales of CellCept may be less than expected, our future operating results are uncertain and likely to fluctuate, we may not be able to develop and obtain regulatory approval for MMF and any future products in our targeted indications, we may not be able to establish marketing and sales capabilities and the costs of launching MMF and any future products for our targeting indications may be greater than anticipated, we may not be successful in establishing additional collaborations: intellectual property matters, competition from other pharmaceutical or biotechnology companies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Aspreva undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise after the date hereof.